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Exhibit 3.65

[STAMP]

ARTICLES OF INCORPORATION

OF

THE PHARMACY GROUP, LTD.

THIS IS TO CERTIFY THAT:

        FIRST:    The undersigned, Louis Jay Ulman, whose address is 100 South Charles Street, Baltimore, Maryland 21201, being at least eighteen (18) years of age, does hereby form a corporation under the general laws of the State of Maryland.

        SECOND:    The name of the corporation (which is hereinafter called the "Corporation") is:

THE PHARMACY GROUP, LTD.

        THIRD:    The purpose for which the Corporation is formed is to carry on any lawful business.

        FOURTH:    The address of the principal office of the Corporation in this State is 2800 Kirk Avenue, Baltimore, Maryland 21218.

        FIFTH:    The Resident Agent of the Corporation is Renee Ades, whose address is 2800 Kirk Avenue, Baltimore, Maryland 21218. The Resident Agent is a citizen of and resides in the State of Maryland.

        SIXTH:    The total number of shares of stock which the Corporation has authority to issue is five thousand (5,000) shares, no par value per share, all of one class.

        SEVENTH:    The Corporation shall have a Board of four (4) directors unless the number is changed in accordance with the Bylaws. The number of Directors may be increased or decreased in accordance with the Bylaws of the Corporation but shall never be less than the minimum number required by the Maryland General Corporation Law. The initial Directors are:

Michael G. Bronfein
Stanton G. Ades
Jessica Bronfein
Renee Ades

        EIGHTH:    (a) The Corporation reserves the right from time to time to make any amendment of the Charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in the Charter, of any outstanding stock.

          (b)   The Board of Directors of the Corporation may authorize the issuance or sale from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the Bylaws of the Corporation.

          (c)   The Board of Directors of the Corporation may, by articles supplementary to the Charter, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the stock.

        NINTH:    No holder of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Directors may, in authorizing the issuance of stock of any class, confer any preemptive right that the Board of Directors may deem advisable in connection with such issuance.

        TENTH:    The Corporation shall indemnify any person against reasonable expenses to the extent that he has been successful, on the merits or otherwise, in defense of any action, suit or proceeding to which he was made a party by reason of his serving or having served either the Corporation or any other entity at the request of the Corporation, in any capacity, while an officer or Director of the Corporation. Except as the Bylaws may otherwise provide, no other indemnification shall be provided for any officer or Director or for any employee or agent of the Corporation or of any predecessor of the Corporation or any other entity.

        IN WITNESS WHEREOF, I have signed these Articles of Incorporation, and I acknowledge the same to be my act on this 1st day of July, 1986.

/s/ Louis Jay Ulman Louis Jay Ulman

THE PHARMACY GROUP, LTD.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

        FIRST:    The charter of The Pharmacy Group, Ltd., a Maryland corporation (the "Corporation"), is hereby amended by deleting existing Article SECOND in its entirety and adding a new article to read as follows:

        "SECOND:    The name of the Corporation (which is hereafter called the "Corporation") is:
                                NeighborCare Pharmacies, Inc."

        SECOND:    The amendment to the charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the Stockholders of the Corporation as required by law.

        THIRD:    The undersigned President acknowledges these Articles of Amendment to be the corporate act of said Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

        IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and attested to by its Secretary on this 6 day of July, 1989.

ATTEST:	THE PHARMACY GROUP, LTD.
/s/ JESSICA BRONFEIN	By:	/s/ MICHAEL G. BRONFEIN
Jessica Bronfein Secretary		Michael G. Bronfein President

[STAMP]

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  Exhibit 3.65
ARTICLES OF INCORPORATION OF THE PHARMACY GROUP, LTD.
THE PHARMACY GROUP, LTD. ARTICLES OF AMENDMENT